EXHIBIT 12

                         HARTFORD LIFE INSURANCE COMPANY

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                 ------------------------------------------------------------
(IN MILLIONS) (UNAUDITED)                                              2005        2004      2003          2002         2001
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
   EARNINGS                                                          $1,116      $1,012      $794          $428         $696
ADD:
FIXED CHARGES
   Interest expense                                                       -           -         -             -            -
   Interest factor attributable to rentals                                5           6         6             7            6
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TOTAL FIXED CHARGES                                                       5           6         6             7            6
   Interest credited to contractholders                               1,679       1,658     1,055           974          939
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TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                                       1,684       1,664     1,061           981          945
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EARNINGS, AS DEFINED                                                  1,121       1,018       800           435          702
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EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED TO                  2,800       2,676     1,855         1,409        1,641
CONTRACTHOLDERS
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FIXED CHARGES
   Fixed charges above                                                    5           6         6             7            6
   Dividends on subsidiary preferred stock                                -           -         -             -            -
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TOTAL FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS                   5           6         6             7            6
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TOTAL FIXED CHARGES, INTEREST CREDITED TO CONTRACTHOLDERS  AND
PREFERRED DIVIDEND REQUIREMENTS                                       1,684       1,664     1,061           981          945
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RATIOS
   Earnings, as defined, to total fixed charges                       224.2       169.7     133.3          62.1        117.0
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   Earnings, as defined, to total fixed charges and preferred
     dividend requirements                                            224.2       169.7     133.3          62.1        117.0
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   Earnings, as defined, including interest credited to
     contractholders, to total fixed charges including interest
     credited to contractholders                                        1.7         1.6       1.7           1.4          1.7
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   Earnings, as defined, including interest credited to
     contractholders, to total fixed charges including interest credited to contractholders and preferred dividend
     requirements                                                       1.7         1.6       1.7           1.4          1.7
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